EXHIBIT 23.1

Consent of McGladrey & Pullen, LLP

We consent to the incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. (the “Company”) of our reports dated February 22, 2008 relating to our audits of the financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2007.

McGladrey & Pullen, LLP
Stamford, Connecticut
February 22, 2008

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